Exhibit 99.1
Ambac Reports Second Quarter 2025 Results
•Total revenue from continuing operations increased 8% for the quarter to $55 million
•Total P&C premium production increased 110% for the quarter to $346 million
•Wisconsin OCI recommends approval for the sale of AAC and sets hearing date for September 3rd, 2025
NEW YORK, NY, August 7, 2025 (BUSINESS WIRE) -- Ambac Financial Group, Inc. (NYSE: AMBC) ("Ambac" or "AFG"), an insurance holding company, today reported its results for the Second Quarter 2025.
Second Quarter 2025 vs. Second Quarter 2024 Segment Highlights
•Insurance Distribution ("Cirrata")
◦Total revenue grew to $33 million for the quarter, an increase of 148%
◦Net loss to Shareholders of $(8) million for the quarter
◦Adjusted EBITDA of $5 million for the quarter, up 91%
◦Adjusted EBITDA to Shareholders of $3 million for the quarter, up 28%
•Specialty P&C Insurance ("Everspan")
◦Combined ratio of 107%, down by 270 bps
◦Loss ratio of 67.8%, down 17 percentage points

Claude LeBlanc, President and Chief Executive Officer, stated, "Our P&C business continues to scale, with premium production up 110% to over $340 million and revenue up 21% to $54 million, both compared to the second quarter of 2024, bolstered by our acquisition of Beat. Organic growth was negatively impacted by Employer Stop Loss; however, we are seeing signs of the market stabilizing and turning more favorable. Including Beat, organic growth would have been 12% compared to our reported 2% contraction. I am very pleased with the overall performance and growth of our businesses. As we look ahead we are seeing an expanding pipeline of start-up and M&A opportunities aligned with our strategy and business model."
LeBlanc continued, “During July the Wisconsin OCI recommended the approval of the sale of our Legacy Financial Guarantee business and set the Form A hearing date for September 3rd. We look forward to closing this transaction and accelerating the growth and profitability of our P&C businesses."

Ambac's Second Quarter 2025 Summary Results
	Three Months Ended June 30,			Six Months Ended June 30,
(in thousands, except per share data)[1]	2025	2024	% Change	2025	2024	% Change
Total revenues from continuing operations	54,957	51,037	8%	117,713	100,588	17%
Total expenses from continuing operations	77,931	65,786	18%	155,794	118,576	31%
Pretax income (loss) from continuing operations	(22,974)	(14,749)	(56)%	(38,081)	(17,988)	(112)%
Provision (benefit) for income taxes from continuing operations	(2,172)	(30)	NM	(2,789)	100	NM
Net income (loss) from continuing operations	(20,802)	(14,719)	(41)%	(35,292)	(18,088)	(95)%
Net income (loss) from continuing operations attributable to Ambac shareholders, net of tax	(20,548)	(14,932)	38%	(36,692)	(19,002)	(93)%
Net income (loss) from discontinued operations	(52,151)	14,182	NM	(82,398)	38,322	(315)%
Net income (loss) attributable to Ambac shareholders	(72,699)	(750)	NM	(119,090)	19,320	NM
Net income (loss) attributable to stockholders per diluted share [3]	$(1.54)	$(0.02)	NM	$(2.75)	$0.42	NM
Non-GAAP
EBITDA to shareholders [2]	(9,848)	(13,565)	(27)%	(15,345)	(16,112)	(5)%
Adjusted EBITDA to shareholders[2]	(4,569)	(612)	NM	(5,876)	(228)	NM
Adjusted net income (loss) attributable to shareholders	(10,552)	(1,057)	NM	(16,587)	(1,386)	NM
Per Share
Adjusted net income (loss) to shareholders per diluted share [2]	$(0.22)	$(0.02)	NM	$(0.35)	$(0.03)	NM
Adjusted EBITDA to shareholders per diluted share[2]	$(0.09)	$(0.01)	NM	$(0.12)	$—	NM

Weighted-average diluted shares outstanding	48,117	46,209		47,738	46,019
(1)Some financial data in this press release may not add up due to rounding
(2)See Non-GAAP Financial Data section of this press release for further information
(3)Per diluted share includes the impact of adjusting redeemable noncontrolling interests to current redemption value

Second Quarter 2025 Summary*
Total revenue from continuing operations for the second quarter of 2025 was $55 million, an increase of 8% compared to the $51 million in the same prior-year period. This increase was primarily due to the inclusion of Beat Capital, which more than offset a managed reduction to earned premium at Everspan following last year's decision to exit several programs and a reduction in corporate revenue primarily related to a investment gain realized last year. Revenue in the quarter was negatively impacted by $2.5 million of net foreign exchange losses. Organic growth at Cirrata continued to be affected by Employer Stop Loss and short-term medical, which more than offset organic expansion across other programs.
Total expenses from continuing operations for the second quarter of 2025 were $78 million, an increase of 18% compared to the $66 million in the same prior-year period. The increase was primarily due to an increase in G&A expenses, intangible amortization and interest expense, all of which relate to the Beat acquisition. These increases more than offset the lower losses and loss adjustment expenses at Everspan from the exit of several retained programs and a decline in transaction related expenses.
Net loss from continuing operations to Ambac shareholders for the second quarter of 2025 increased by $6 million to $(21) million compared to the $(15) million in the same prior-year period. The increase was driven by increased intangible amortization and interest expense related to the acquisition of Beat.
Adjusted EBITDA from continuing operations to Ambac shareholders for the second quarter of 2025 was $(5) million compared to less than $(1) million in the same prior-year period driven by losses at Corporate, which more than off-set the positive contributions in the quarter from both Cirrata and Everspan. For the quarter, the consolidated Adjusted EBITDA margin, prior to any reduction for non-controlling interests, was (4.6)% compared to (0.4)% in the same prior-year period.

* For definition of each non-GAAP measures referred to above, as well as reconciliation of such non-GAAP measures to their most directly comparable GAAP measures, see "Non-GAAP Financial Measures" below.

Earnings Call and Webcast
On August 8, 2025, at 8:30am ET, Claude LeBlanc, President and Chief Executive Officer, and David Trick, Executive Vice President and Chief Financial Officer, will discuss Ambac's second quarter 2025 results during a conference call. A live audio webcast of the call will be available through the Investor Relations section of Ambac’s website, https://ambac.com/investor-relations/events-and-presentations/. Participants may also listen via telephone by dialing (877) 407-9716 (Domestic) or (201) 493-6779 (International).
The webcast will be archived on Ambac's website. A replay of the call will be available through August 22, 2025, and can be accessed by dialing (Domestic) (844) 512-2921 or (International) (412) 317-6671; and using ID#13754949
Additional information is included in an operating supplement and presentations at Ambac's website at www.ambac.com.
Results of Operations by Segment
Insurance Distribution Segment

	Three Months Ended June 30,				Six Months Ended June 30,
($ in thousands)	2025	2024	% Change		2025	2024	% Change
Total revenues	$33,041	$13,306	148%		$74,039	$31,171	138%
Pretax income (loss)	$(10,173)	$1,257	(909)%		$(12,416)	$5,269	(336)%
Pretax income (loss) to shareholders	$(9,919)	$1,044	(1050)%		$(13,816)	$4,353	(417)%
EBITDA	$4,698	$2,404	95%		$16,781	$7,565	122%
EBITDA to shareholders[1]	$2,513	$1,974	27%		$9,576	$6,215	54%
Adjusted EBITDA	$4,580	$2,404	91%		$16,692	$7,526	122%
Adjusted EBITDA to shareholders[1]	$2,519	$1,974	28%		$9,611	$6,176	56%
Pretax income margin to shareholders[2]	(30.8)%	9.4%	(4277)	bps	(16.8)%	16.9%	(1994)	bps
Adjusted EBITDA margin to shareholders[1,3]	7.6%	14.8%	(486)	bps	13.0%	19.8%	(343)	bps
Organic Growth	(2.6)%	45.2%			(2.3)%	N/A
(1) After the impact of non-controlling interests
(2)Represents Pretax income divided by total revenues
(3) See Non-GAAP Financial Data section of this press release for further information

Specialty Property & Casualty Insurance Segment

	Three Months Ended June 30,				Six Months Ended June 30,
($ in thousands)	2025	2024	% Change		2025	2024	% Change
Gross premium written	$96,247	$111,206	(13)%		$183,162	$207,628	(12)%
Net premiums written	$15,207	$32,289	(53)%		$33,212	$58,536	(43)%
Net premiums earned	$16,203	$27,054	(40)%		$31,881	$52,633	(39)%
Total revenue	$21,390	$31,828	(33)%		$42,561	$61,370	(31)%
Net income (loss) from continuing operations	$428	$(1,070)	140%		$1,852	$642	188%
Adjusted EBITDA to shareholders	$681	$(1,023)	167%		$2,270	$849	167%
Loss Ratio	67.8%	85.1%	-1730	bps	67.4%	80.5%	-1310	bps
Expense Ratio	38.9%	24.3%	1460	bps	37.1%	23.5%	1360	bps
Combined Ratio	106.7%	109.4%	-270	bps	104.5%	104.0%	50	bps
(1) See Non-GAAP Financial Data section of this press release for further information
AFG Corporate (holding company only)
AFG on a standalone basis, excluding its ownership interests in its Specialty P&C Insurance, Insurance Distribution, and Legacy Financial Guarantee subsidiaries, had net assets of $85 million as of June 30, 2025. Assets included cash and liquid securities of $45 million and other investments of $30 million.

Consolidated Ambac Financial Group, Inc. Stockholders' Equity and NCI Impact to EPS
Stockholders’ equity attributable to common shareholders at June 30, 2025, was $860 million, or $18.53 per share compared to $852 million or $18.36 per share as of March 31, 2025. The net loss attributable to common shareholders of $(73) million and a net unrealized investment loss of $(5) million were mostly off-set by foreign exchange translation gains of $72 million, approximately $20 million of which relate to continuing operations.
Calculation of Earnings Per Share
Diluted net income per share is computed by dividing net income attributable to shareholders, including adjustments to the redemption value of redeemable noncontrolling interests, by the basic weighted-average shares outstanding plus all potentially dilutive common shares outstanding during the period. The following table provides a reconciliation of net income attributable to shareholders to the numerator in the diluted earnings per share calculation, together with the resulting earnings per share amounts:

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except per share data)	2025	2024	2025	2024
Net income (loss) from continuing operations attributable to shareholders	$(20,548)	$(14,932)	$(36,692)	$(19,002)
Adjustment for Redeemable NCI	(1,241)	(184)	$(12,424)	$(131)
Numerator of diluted EPS	$(21,789)	$(15,116)	$(49,116)	$(19,133)
Per Share — Diluted	$(0.45)	$(0.33)	$(1.03)	$(0.42)

Net income (loss) attributable to Ambac shareholders	$(72,699)	$(750)	$(119,090)	$19,320
Adjustment for Redeemable NCI	(1,241)	(184)	(12,424)	(131)
Numerator of diluted EPS	$(73,940)	$(934)	$(131,514)	$19,189
Per Share — Diluted	$(1.54)	$(0.02)	$(2.75)	$0.42

WASO-Diluted	48,117	46,209	47,738	46,019

AMBAC FINANCIAL GROUP, INC. AND SUBSIDIARIES
Consolidated Statements of Income (Loss) (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
($ in thousands, except share data)	2025	2024	2025	2024
Revenues:
Commissions	$30,322	$13,221	$67,093	$30,950
Servicing and other fees	4,472	—	9,436	—
Net premiums earned	16,203	27,054	31,881	52,633
Program fees	3,497	3,328	7,149	5,895
Investment income	2,609	3,763	5,424	7,403
Other	(2,146)	3,671	(3,270)	3,707
Total revenues and other income	54,957	51,037	117,713	100,588
Expenses:
Commissions	7,403	7,888	17,768	17,710
Losses and loss adjustment expenses	10,978	23,024	21,474	42,379
Policy acquisition costs	3,699	5,399	7,540	9,823
General and administrative	40,540	27,861	79,071	45,436
Intangible amortization and depreciation	9,741	1,614	18,917	3,228
Interest	5,570	—	11,024	—
Total expenses	77,931	65,786	155,794	118,576
Pretax income (loss) from continuing operations	(22,974)	(14,749)	(38,081)	(17,988)
Provision (benefit) for income taxes from continuing operations	(2,172)	(30)	(2,789)	100
Net income (loss) from continuing operations	(20,802)	(14,719)	(35,292)	(18,088)
Net income (loss) from discontinued operations	(52,151)	14,182	(82,398)	38,322
Net income (loss)	(72,953)	(537)	(117,690)	20,234
Net (gain) loss attributable to noncontrolling interest	254	(213)	(1,400)	(914)
Net income (loss) attributable to shareholders	$(72,699)	$(750)	$(119,090)	$19,320

Net income (loss) from continuing operations attributable to shareholders	$(20,548)	$(14,932)	$(36,692)	$(19,002)
Net income (loss) from discontinued operations attributable to shareholders	(52,151)	14,182	(82,398)	38,322
Net income (loss) attributable to shareholders	$(72,699)	$(750)	$(119,090)	$19,320

Net income (loss) from continuing operations per share attributable to shareholders
Basic	$(0.45)	$(0.33)	$(1.03)	$(0.42)
Diluted	$(0.45)	$(0.33)	$(1.03)	$(0.42)

Net income (loss) per share attributable to shareholders
Basic	$(1.54)	$(0.02)	$(2.75)	$0.42
Diluted	$(1.54)	$(0.02)	$(2.75)	$0.42

Weighted average number of common shares outstanding:
Basic	48,116,503	46,209,250	47,738,050	46,019,145
Diluted	48,116,503	46,209,250	47,738,050	46,019,145

AMBAC FINANCIAL GROUP, INC. AND SUBSIDIARIES
Consolidated Balance Sheets (Unaudited)

($ in thousands, except share data)	June 30, 2025	March 31, 2025
Assets:
Investments:
Fixed maturity securities, at fair value (amortized cost: $163,183 and $164,688)	$161,335	$161,569
Short-term investments, at fair value (amortized cost: $102,719 and $101,604)	102,720	101,610
Other investments (includes $7,486 and $7,420 at fair value)	28,193	28,214
Total investments (net of allowance for credit losses of $0 and $0)	292,248	291,393
Cash and cash equivalents (including $23,841 and $17,669 of restricted cash)	46,383	51,660
Premium receivables (net of allowance for credit losses of $200 and $142)	71,875	64,563
Commission and fees receivable	72,619	65,819
Reinsurance recoverable on paid and unpaid losses (net of allowance for credit losses of $100 and $100)	376,445	351,110
Deferred ceded premium	155,582	144,914
Policy acquisition costs	9,407	9,615
Intangible assets, less accumulated amortization	353,904	345,061
Goodwill	451,808	429,314
Other assets	99,698	107,829
Assets held-for-sale	6,592,417	6,392,004
Total assets	$8,522,386	$8,253,282
Liabilities and Stockholders’ Equity:
Liabilities:
Unearned premiums	$191,060	$181,387
Loss and loss adjustment expense reserves	383,969	373,105
Ceded premiums payable	90,557	81,358
Deferred program fees and reinsurance commissions	7,346	7,176
Deferred taxes	72,003	69,742
Short-term debt	150,000	150,000
Accrued interest payable	2,944	2,695
Commission payable	96,875	81,017
Other liabilities	95,900	91,429
Liabilities held-for-sale	6,213,024	6,003,908
Total liabilities	7,303,678	7,041,817

Redeemable noncontrolling interest	190,347	185,417
Stockholders’ equity:
Preferred stock, par value $0.01 per share; 20,000,000 shares authorized shares; issued and outstanding shares—none	—	—
Common stock, par value $0.01 per share; 130,000,000 shares authorized; issued shares: 48,875,167 and 48,875,167	489	489
Additional paid-in capital	347,939	333,356
Accumulated other comprehensive income (loss)	(66,013)	(133,168)
Retained earnings	607,548	681,489
Treasury stock, shares at cost: 2,475,146 and 2,368,194	(30,124)	(29,945)
Total Ambac Financial Group, Inc. stockholders’ equity	859,839	852,221
Nonredeemable noncontrolling interest	168,522	173,827
Total stockholders’ equity	1,028,361	1,026,048
Total liabilities, redeemable noncontrolling interest and stockholders’ equity	$8,522,386	$8,253,282

Non-GAAP Financial Data
In addition to reporting the Company’s quarterly financial results in accordance with GAAP, the Company is reporting non-GAAP financial measures: EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin, Organic Revenue Growth Rate (Insurance Distribution segment only), Adjusted Net Income and Adjusted Net Income Margin. These amounts are derived from our consolidated financial information, but are not presented in our consolidated financial results.
We present non-GAAP supplemental financial information because we believe such information is of interest to the investment community, and that it provides greater transparency and enhanced visibility into the underlying drivers and performance of our businesses on a basis that may not be otherwise apparent on a GAAP basis. We view these non-GAAP financial measures as important indicators when assessing and evaluating our performance on a segmented and consolidated basis and they are presented to improve the comparability of our results between periods by eliminating the impact of the items that may not be representative of our core operating performance. These non-GAAP financial measures are not substitutes for the Company’s GAAP reporting, should not be viewed in isolation and may differ from similar reporting provided by other companies, which may define non-GAAP measures differently
The following paragraphs define each non-GAAP financial measure. A tabular reconciliation of the non-GAAP financial measure and the most comparable GAAP financial measure is also presented below.
Non-GAAP Financial Measures
Organic Revenue Growth & Rate (Insurance Distribution Only.) — Organic revenue is based on commissions and fees for the relevant period by excluding (i) the first twelve months of commissions and fees generated from acquisitions and (ii) commissions and fees from divestitures (iii) and other items such as contingent commissions and the impact of changes in foreign exchange rates.
Organic revenue growth is the change in organic revenue period-to-period, with prior period results adjusted to (i) include commissions and fees that were excluded from organic revenue in the prior period and reached the twelve-month owned mark in the current period, and (ii) exclude commissions and fees related to divestitures from organic revenue.
Total Specialty P&C Insurance Production Specialty P&C Insurance production, which includes gross premiums written by Ambac's Specialty P&C Insurance segment and premiums placed by the Insurance Distribution segment. Specialty P&C Insurance revenues are dependent on gross premiums written, as specialty program insurance companies earn premiums based on the portion of gross premiums written retained (i.e. net premiums written) and fees on gross premiums written that are ceded to reinsurers. Insurance Distribution revenues are dependent on premium volume, as Managing General Agents/Underwriters and brokers receive commissions based on the amount of premiums placed (i.e. gross premiums written on behalf of insurance carriers) with insurance carriers.
EBITDA — EBITDA is net income (loss) from continuing operations before interest expense, income taxes, depreciation and amortization of intangible assets.
Adjusted EBITDA and Adjusted EBITDA Margin — We define Adjusted EBITDA as net income (loss) from continuing operations before interest expense, income taxes, depreciation, amortization of intangible assets, change in fair value of contingent consideration and certain items of income and expense, including share-based compensation expense, acquisition and integration related expenses, severance, and other exceptional or non-recurring items, including those related to raising capital. We believe that adjusted EBITDA is an appropriate measure of operating performance because it eliminates the impact of income and expenses that may obfuscate business performance, and that the presentation of this measure enhances an investor's understanding of our financial performance.
Adjusted Net Income and Adjusted Net Income Margin — We define Adjusted net income as net income (loss) from continuing operations attributable to Ambac adjusted for amortization of intangible assets, change in fair value of contingent consideration and certain items of income and expense, including share-based compensation expense, acquisition and integration related expenses, severance and non-recurring income and loss items that, in the opinion of management, significantly affect the period-over-period assessment of operating results, and the related tax effect of those adjustments. Per share amounts exclude any impact of revaluing non-controlling interests as otherwise reported under GAAP earnings per share. We believe that adjusted net income is an appropriate measure of operating performance because it eliminates the impact of income and expenses that may obfuscate business performance.
Results of Operations by Segment (Continued)

Three Months Ended June 30, 2025	Specialty Property & Casualty Insurance	Insurance Distribution	Corporate & Other	Consolidated
($ in thousands)
Gross premiums written	$96,247			$96,247
Net premiums written	15,207			15,207
Total revenues from Continuing Operations	21,390	33,041	526	54,957
Total expenses from Continuing Operations	20,770	43,214	13,949	77,931
Pretax income (loss)	620	(10,173)	(13,423)	(22,974)
Provision (benefit) for income taxes	192	(2,181)	(183)	(2,172)
Net income (loss) from Continuing Operations	$428	$(7,992)	$(13,240)	$(20,802)

Adjustments to EBITDA
Add: Interest expense		$5,570		$5,570
Add: Income tax expense	192	(2,181)	(183)	(2,172)
Add: Depreciation	—	—	440	440
Add: Intangible amortization		9,301		9,301
EBITDA from Continuing Operations	$620	$4,698	$(12,983)	$(7,663)
EBITDA from Continuing Operations attributable to Ambac shareholders	$620	$2,513	$(12,983)	$(9,848)

Adjustments to Adjusted EBITDA
Add: Acquisition and integration related expenses	$—	$375	$399	$774
Add: Equity-based compensation expense	61	67	1,895	2,023
Add: Severance and restructuring expense	—	31	2,918	2,949
Adjusted EBITDA from Continuing Operations	681	4,580	(7,771)	(2,508)
Adjusted EBITDA from Continuing Operations attributable to Ambac shareholders	$681	$2,519	$(7,771)	$(4,569)

Net income (loss) (Continuing Operations)	$428	$(7,992)	$(13,240)	$(20,802)
Adjustments:
Add: Acquisition and integration related expenses	—	375	399	774
Add: Intangible amortization	—	9,301	—	9,301
Add: Equity-based compensation expense	61	67	1,895	2,023
Add: Severance and restructuring expense	—	31	2,918	2,949
Add: Other non-operating (income) losses	—	(591)	—	(591)
Adjusted net income (loss) before tax and NCI	489	1,191	(8,028)	(6,348)
Income tax effects	(15)	(1,892)	15	(1,892)
Adjusted net income (loss) before NCI	474	(701)	(8,013)	(8,240)
Net (income) loss attributable to noncontrolling interest	—	(2,312)	—	(2,312)
Adjusted net income (loss) attributable to shareholders	$474	$(3,013)	$(8,013)	$(10,552)

Net income (loss) margin	1.9%	(24.0)%	NM	(37.4)%
Adjusted EBITDA Margin	3.2%	13.9%	NM	(4.6)%
Adjusted EBITDA Margin to Ambac shareholders	3.2%	7.6%	NM	(8.3)%
Adjusted Net income (loss) after NCI margin	2.1%	(9.0)%	NM	(19.0)%

Three Months Ended June 30, 2024	Specialty Property & Casualty Insurance	Insurance Distribution	Corporate & Other	Consolidated
($ in thousands)
Gross premiums written	$111,206			$111,206
Net premiums written	32,289			32,289
Total revenues from Continuing Operations	31,828	13,306	5,904	51,037
Total expenses from Continuing Operations	32,925	12,049	20,812	65,786
Pretax income (loss)	(1,097)	1,257	(14,908)	(14,749)
Provision (benefit) for income taxes	(27)	9	(12)	(30)
Net income (loss) from Continuing Operations	$(1,070)	$1,248	$(14,896)	$(14,719)

Adjustments to EBITDA
Add: Interest expense		$—		$—
Add: Income tax expense	(27)	9	(12)	(30)
Add: Depreciation	—	14	461	475
Add: Intangible amortization		1,139		1,139
EBITDA from Continuing Operations	$(1,097)	$2,404	$(14,441)	$(13,135)
EBITDA from Continuing Operations attributable to Ambac shareholders	$(1,097)	$1,974	$(14,441)	$(13,565)

Adjustments to Adjusted EBITDA
Add: Acquisition and integration related expenses	$—	$—	$10,404	$10,404
Add: Equity-based compensation expense	74	—	1,747	1,821
Add: Severance and restructuring expense	—	—	5,203	5,203
Add: Other non-operating (income) losses	—	—	(4,475)	(4,475)
Adjusted EBITDA from Continuing Operations	(1,023)	2,404	(1,562)	(182)
Adjusted EBITDA from Continuing Operations attributable to Ambac shareholders	$(1,023)	$1,974	$(1,562)	$(612)

Net income (loss) (Continuing Operations)	$(1,070)	$1,248	$(14,896)	$(14,719)
Adjustments:
Add: Acquisition and integration related expenses	—	—	10,404	10,404
Add: Intangible amortization	—	1,139	—	1,139
Add: Equity-based compensation expense	74	—	1,747	1,821
Add: Severance and restructuring expense	—	—	5,203	5,203
Add: Other non-operating (income) losses	—	—	(4,475)	(4,475)
Adjusted net income (loss) before tax and NCI	(996)	2,387	(2,017)	(627)
Income tax effects	—	—	—	—
Adjusted net income (loss) before NCI	(996)	2,387	(2,017)	(627)
Net (income) loss attributable to noncontrolling interest	—	(430)	—	(430)
Adjusted net income (loss) attributable to shareholders	$(996)	$1,957	$(2,017)	$(1,057)

Net income (loss) margin	(3.4)%	9.4%	NM	(28.8)%
Adjusted EBITDA Margin	(3.2)%	18.1%	NM	(0.4)%
Adjusted EBITDA Margin to Ambac shareholders	(3.2)%	14.8%	NM	(1.2)%
Adjusted Net income (loss) after NCI margin	(3.1)%	14.7%	NM	(2.1)%

Results of Operations by Segment (Continued)

Six Months Ended June 30, 2025	Specialty Property & Casualty Insurance	Insurance Distribution	Corporate & Other	Consolidated
($ in thousands)
Gross premiums written	$183,162			$183,162
Net premiums written	33,212			33,212
Total revenues from Continuing Operations	42,561	74,039	1,113	117,713
Total expenses from Continuing Operations	40,439	86,455	28,901	155,794
Pretax income (loss)	2,122	(12,416)	(27,788)	(38,081)
Provision (benefit) for income taxes	270	(2,681)	(378)	(2,789)
Net income (loss) from Continuing Operations	$1,852	$(9,735)	$(27,410)	$(35,292)

Adjustments to EBITDA
Add: Interest expense	$—	$11,024	$—	$11,024
Add: Income tax expense	270	(2,681)	(378)	(2,789)
Add: Depreciation	—	109	744	853
Add: Intangible amortization	—	18,064	—	18,064
EBITDA from Continuing Operations	$2,123	$16,781	$(27,044)	$(8,140)
EBITDA from Continuing Operations attributable to Ambac shareholders	$2,123	$9,576	$(27,044)	$(15,345)

Adjustments to Adjusted EBITDA
Add: Acquisition and integration related expenses	$—	$375	$1,081	$1,456
Add: Equity-based compensation expense	147	67	3,469	3,683
Add: Severance and restructuring expense	—	60	4,737	4,797
Adjusted EBITDA from Continuing Operations	2,270	16,692	(17,759)	1,205
Adjusted EBITDA from Continuing Operations attributable to Ambac shareholders	$2,270	$9,611	$(17,759)	$(5,876)

Net income (loss) (Continuing Operations)	$1,852	$(9,735)	$(27,410)	$(35,292)
Adjustments:
Add: Acquisition and integration related expenses	—	375	1,081	1,456
Add: Intangible amortization	—	18,064	—	18,064
Add: Equity-based compensation expense	147	67	3,469	3,683
Add: Severance and restructuring expense	—	60	4,737	4,797
Add: Other non-operating (income) losses	—	(591)	—	(591)
Adjusted net income (loss) before tax and NCI	2,000	8,240	(18,123)	(7,883)
Income tax effects	(15)	(1,892)	15	(1,892)
Adjusted net income (loss) before NCI	1,985	6,348	(18,108)	(9,775)
Net (income) loss attributable to noncontrolling interest	—	(6,812)	—	(6,812)
Adjusted net income (loss) attributable to shareholders	$1,985	$(464)	$(18,108)	$(16,587)

Net income (loss) margin	8.3%	(29.2)%	NM	(63.4)%
Adjusted EBITDA Margin	5.3%	22.5%	NM	(4.6)%
Adjusted EBITDA Margin to Ambac shareholders	5.3%	13.0%	NM	(8.3)%
Adjusted Net income (loss) after NCI margin	8.9%	(1.4)%	NM	(29.8)%

Six Months Ended June 30, 2024	Specialty Property & Casualty Insurance	Insurance Distribution	Corporate & Other	Consolidated
($ in thousands)
Gross premiums written	$207,628			$207,628
Net premiums written	58,536			58,536
Total revenues from Continuing Operations	61,370	31,171	8,048	100,588
Total expenses from Continuing Operations	60,649	25,902	32,025	118,576
Pretax income (loss)	721	5,269	(23,977)	(17,988)
Provision (benefit) for income taxes	79	127	(106)	100
Net income (loss) from Continuing Operations	$642	$5,142	$(23,871)	$(18,088)

Adjustments to EBITDA
Add: Interest expense	$—	$—	$—	$—
Add: Income tax expense	79	127	(106)	100
Add: Depreciation	—	21	926	947
Add: Intangible amortization	—	2,278	—	2,278
EBITDA from Continuing Operations	$721	$7,568	$(23,051)	$(14,763)
EBITDA from Continuing Operations attributable to Ambac shareholders	$723	$6,652	$(23,051)	$(15,677)

Adjustments to Adjusted EBITDA
Add: Acquisition and integration related expenses	$—	$—	$10,973	$10,973
Add: Equity-based compensation expense	125	—	3,876	4,001
Add: Severance and restructuring expense	—	—	5,337	5,337
Add: Other non-operating (income) losses	—	—	(4,427)	(4,427)
Adjusted EBITDA from Continuing Operations	849	7,526	(7,289)	1,122
Adjusted EBITDA from Continuing Operations attributable to Ambac shareholders	$849	$6,176	$(7,289)	$(228)

Net income (loss) (Continuing Operations)	$642	$5,142	$(23,871)	$(18,088)
Adjustments:
Add: Acquisition and integration related expenses	—	—	10,973	10,973
Add: Intangible amortization	—	2,278	—	2,278
Add: Equity-based compensation expense	125	—	3,876	4,001
Add: Severance and restructuring expense	—	—	5,337	5,337
Add: Other non-operating (income) losses	—	—	(4,427)	(4,427)
Adjusted net income (loss) before tax and NCI	770	7,308	(8,113)	(36)
Income tax effects	—	—	—	—
Adjusted net income (loss) before NCI	770	7,308	(8,113)	(36)
Net (income) loss attributable to noncontrolling interest	—	(1,350)	—	(1,350)
Adjusted net income (loss) attributable to shareholders	$770	$5,958	$(8,113)	$(1,386)

Net income (loss) margin	1.1%	16.1%	NM	(18.1)%
Adjusted EBITDA Margin	1.4%	24.1%	NM	1.1%
Adjusted EBITDA Margin to Ambac shareholders	1.4%	19.8%	NM	(0.2)%
Adjusted Net income (loss) after NCI margin	1.3%	19.1%	NM	(1.4)%

Organic Growth

	Three Months Ended June 30,			Six Months Ended June 30,
($ in thousands)	2025	2024	% Growth	2025	2024	% Growth
Total Insurance Distribution revenue (1)	$33,041	$13,306	148%	$74,039	$31,171	138%
Less: Acquired revenues	(18,923)			(38,893)	—
Less: Profit commission and contingent commission income	(2,266)	(1,141)		(6,957)	(2,323)
Total Organic Revenue & Growth Percentage	11,852	12,165	(2.6)%	28,189	28,848	(2.3)%
(1)Total Insurance Distribution revenue includes investment income
Total Specialty P&C Insurance Production
Specialty P&C Insurance production, which includes gross premiums written by Ambac's Specialty P&C Insurance segment and premiums placed by the Insurance Distribution segment.

	Three Months Ended June 30,			Six Months Ended June 30,
($ in thousands)	2025	2024	% Change	2025	2024	% Change
Specialty Property & Casualty Insurance Gross Premiums Written	$96,247	$111,206	(13)%	$183,162	$207,628	(12)%
Insurance Distribution Premiums Placed	249,912	53,418	368%	480,518	143,514	235%
Specialty P&C Insurance Production	$346,159	$164,624	110%	$663,680	$351,142	89%
About Ambac
Ambac Financial Group, Inc. (“Ambac” or “AFG”) is an insurance holding company headquartered in New York City. Ambac’s core business is a growing specialty P&C distribution and underwriting platform. Ambac also has a legacy financial guarantee business in run-off which we have agreed to sell to funds managed by Oaktree Capital Management pending regulatory approval. Ambac’s common stock trades on the New York Stock Exchange under the symbol “AMBC”. Ambac is committed to providing timely and accurate information to the investing public, consistent with our legal and regulatory obligations. To that end, we use our website to convey information about our businesses, including the anticipated release of quarterly financial results, quarterly financial, statistical and business-related information. For more information, please go to www.ambac.com.
The Amended and Restated Certificate of Incorporation of Ambac contains substantial restrictions on the ability to transfer Ambac’s common stock. Subject to limited exceptions, any attempted transfer of common stock shall be prohibited and void to the extent that, as a result of such transfer (or any series of transfers of which such transfer is a part), any person or group of persons shall become a holder of 5% or more of Ambac’s common stock or a holder of 5% or more of Ambac’s common stock increases its ownership interest.
Contact
Charles J. Sebaski
Managing Director, Investor Relations
(212) 208-3222
csebaski@ambac.com
Forward-Looking Statements
In this press release, statements that may constitute “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “estimate,” “project,” “plan,” “believe,” “anticipate,” “intend,” “planned,” “potential” and similar expressions, or future or conditional verbs such as “will,” “should,” “would,” “could,” and “may,” or the negative of those expressions or verbs, identify forward-looking statements. We caution readers that these statements are not guarantees of future performance. Forward-looking statements are not historical facts, but instead represent only our beliefs regarding future events, which may by their nature be inherently uncertain and some of which may be outside our control. These statements may relate to plans and objectives with respect to the future, among other things which may change. We are alerting you to the possibility that our actual results may differ, possibly materially, from the expected objectives or anticipated results that may be suggested, expressed or implied by these forward-looking statements. Important factors that could cause our results to differ, possibly materially, from those indicated in the forward-looking statements include, among others, those discussed under “Risk Factors” in our most recent SEC filed quarterly or annual report.

Any or all of management’s forward-looking statements here or in other publications may turn out to be incorrect and are based on management’s current belief or opinions. Ambac Financial Group’s (“AFG”) and its subsidiaries’ (collectively, “Ambac” or the “Company”) actual results may vary materially, and there are no guarantees about the performance of Ambac’s securities. Among events, risks, uncertainties or factors that could cause actual results to differ materially are: (1) the high degree of volatility in the price of AFG’s common stock; (2) failure to consummate the proposed sale of all of the common stock of Ambac Assurance Corporation (“AAC”) and the transactions contemplated by the related stock purchase agreement (the “Sale Transactions”) in a timely manner or at all; (3) disruptions from the proposed Sale Transactions, including from litigation, that may harm Ambac’s business, including current plans and operations; (4) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed Sale Transactions; (5) uncertainty concerning the Company’s ability to achieve value for holders of its securities from the specialty property and casualty insurance business, the insurance distribution business, or related businesses; (6) inadequacy of reserves established for losses and loss expenses and the possibility that changes in loss reserves may result in further volatility of earnings or financial results; (7) risks historically reported by the Company with respect to the legacy financial guarantee business, which may continue to affect the Company if the Sale Transactions are not consummated; (8) credit risk throughout Ambac’s business, including but not limited to exposures to reinsurers and insurance distribution partners; (9) the Company’s inability to generate the significant amount of cash needed to service its debt and financial obligations, and its inability to refinance its indebtedness; (10) the Company’s substantial indebtedness could adversely affect the Company’s financial condition and operating flexibility; (11) the Company may not be able to obtain financing, refinance its outstanding indebtedness, or raise capital on acceptable terms or at all due to its substantial indebtedness and financial condition; (12) greater than expected underwriting losses in the Company’s specialty property and casualty insurance business; (13) failure of specialty insurance program partners to properly market, underwrite or administer policies; (14) inability to obtain reinsurance coverage or charge rates for insurance on expected terms; (15) loss of key relationships for production of business in specialty property and casualty and insurance distribution businesses or the inability to secure such additional relationships to produce expected results; (16) the impact of catastrophic public health, environmental or natural events, or global or regional conflicts; (17) the risk that the Company’s risk management policies and practices do not anticipate certain risks and/or the magnitude of potential for loss; (18) restrictive covenants in agreements and instruments that impair Ambac’s ability to pursue or achieve its business strategies; (19) disagreements or disputes with the Company’s insurance regulators; (20) failure of a financial institution in which we maintain cash and investment accounts; (21) adverse impacts from changes in prevailing interest rates; (22) events or circumstances that result in the impairment of our intangible assets and/or goodwill that was recorded in connection with Ambac’s acquisitions; (23) the risk of litigation, regulatory inquiries, investigations, claims or proceedings, and the risk of adverse outcomes in connection therewith; (24) the Company’s ability to adapt to the rapid pace of regulatory change; (25) actions of stakeholders whose interests are not aligned with broader interests of Ambac's stockholders; (26) system security risks, data protection breaches and cyber attacks; (27) failures in services or products provided by third parties; (28) political developments that disrupt the economies where the Company has insured exposures or the markets in which our insurance programs operate; (29) our inability to attract and retain qualified executives, senior managers and other employees, or the loss of such personnel; (30) fluctuations in foreign currency exchange rates; (31) failure to realize our business expansion plans, including failure to effectively onboard new program partners, or failure of such plans to create value; (32) greater competition for our specialty property and casualty insurance business and/or our insurance distribution business; (33) loss or lowering of the AM Best rating for our property and casualty insurance company subsidiaries; (34) disintermediation within the insurance industry or greater competition from technology-based insurance solutions or non-traditional insurance markets; (35) adverse effects of market cycles in the property and casualty insurance industry; (36) variations in commission income resulting from timing of policy renewals and the net effect of new and lost business production; (37) variations in contingent commissions resulting from the effects insurance losses; (38) reliance on a limited number of counterparties to produce revenue in our specialty property and casualty insurance and insurance distribution businesses; (39) changes in law or in the functioning of the healthcare market that impair the business model of our accident and health managing general underwriter; (40) difficulties in identifying appropriate acquisition or investment targets, properly evaluating the business and prospects of acquired businesses, businesses in which we invest, or targets, integrating acquired businesses into our business or failures to realize expected synergies from acquisitions or new business investments; (41) failure to realize expected benefits from investments in technology; (42) harmful acts and omissions of our business counterparts; and (43) other risks and uncertainties that have not been identified at this time.